SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 1, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian Hill, Executive Vice President, Sustainability and External Affairs of Newmont Mining Corporation (the “Company”), will be departing the Company on October 14, 2012.

Effective as of such date, Mr. Hill’s duties relating to the Company’s Corporate and Global Environmental and Social Responsibility (“ESR”) functions, will transition to John Mudge on an interim basis. Mr. Mudge has managed the Company’s North America ESR function since 2008 in the role of Regional Vice President, ESR of Newmont USA Ltd. and has worked in various positions in operations and ESR at the Company for over 30 years. Mr. Mudge will report directly to the Company’s Chief Executive Officer, Richard O’Brien. Mr. Hill’s duties relating to the Company’s Government Relations function will be led by Stephen Gottesfeld, Senior Vice President, General Counsel and Corporate Secretary, on an interim basis.

In connection with Mr. Hill’s departure, he will receive severance benefits in accordance with the Company’s Executive Severance Plan at the E3 level. The Executive Severance Plan was filed with the Securities and Exchange Commission on October 27, 2011, as Exhibit 10.1 to Registrant’s Form 10-Q for the period September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel & Secretary

Dated: October 4, 2012